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                                                                    Exhibit 5(c)

                          Lincoln Benefit Life Company
                     P.O. Box 80469, Lincoln, Nebraska 68501
                       Phone 847.402.2271 Fax 847.402.3781
                            Email SLees@allstate.com

                                                                   Susan L. Lees
                                                Director, Senior Vice President,
                                                   General Counsel and Secretary

                                                                Law & Regulation

March 27, 2012


To:      Lincoln Benefit Life Company
         Lincoln, Nebraska  68501

From:    Susan L. Lees
         Director, Senior Vice President, General
         Counsel and Secretary

Re:      Form  S-1 Registration Statement under the Securities Act of 1933
         File No. 333-
         Premier Planner Variable Annuity  (the "Contract")

With reference to the Form S-1 Registration Statement filed by Lincoln Benefit Life Company (the "Company"), as Registrant, with the Securities and Exchange Commission covering the Contract described therein, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of March 27, 2012:

1) The Company is duly organized and existing under the laws of the State of Nebraska and has been duly authorized to do business and to issue the Contracts by the Commissioner of Insurance of the State of Nebraska.

2) The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.

Sincerely,

/s/ Susan L. Lees
------------------------------------
Susan L. Lees
Director, Senior Vice President,
General Counsel and Secretary